Exhibit 99

PRESS RELEASE

GE Reports 1Q ’10 Continuing EPS of $0.21;
Revenues Total $36.6B for Quarter;
GE Capital Earned $607MM with Pretax Earnings of $235MM

1Q 2010 Highlights (Continuing Operations Attributable to GE)

•	EPS of $0.21, down 19%; earnings of $2.3 billion, down 18%
•	Company revenues of $36.6 billion, down 5%; Industrial sales declined 2%
•	Losses, delinquencies and non-earning assets (ex. FAS 167) declined versus the prior quarter
•	Industrial cash flow from operations on track at $2.6 billion; $70 billion consolidated cash and equivalents
•	Industrial operating profit solid at 13.4%; ex. Olympics 14.7%, up 30 bps from 1Q ’09
•	Total company orders of $17.1 billion, down 8%; total backlog steady at $174 billion
•	2010 framework remains achievable with upside potential; we expect to grow earnings for the balance of 2010

FAIRFIELD, Conn. – April 16, 2010 – GE announced today first-quarter 2010 earnings from continuing operations (attributable to GE) of $2.3 billion, down 18% from the first quarter of 2009, or $0.21 per share.  Revenues were $36.6 billion for the quarter, down 5% from a year ago, reflecting acceleration of GE Capital downsizing.

“GE’s environment continued to improve in the first quarter of 2010,” GE Chairman and CEO Jeff Immelt said.  “We saw encouraging economic signs, including increases in airline passenger miles and freight loadings, declines in receivables delinquencies, and growth in local advertising markets.  Total company backlog of equipment and services held steady from the prior quarter at $174 billion. Our Healthcare and Oil & Gas businesses experienced solid orders growth and our equipment and services backlog remains strong.

“Our business model is performing,” Immelt said. “We are expanding Industrial margins and realizing benefits from over two years of restructuring, while increasing investment in R&D to drive profitable organic growth.

“We are very encouraged by GE Capital’s performance, earning $0.6 billion in the quarter,” Immelt said.  “We are seeing solid signs of stabilization.  Losses, delinquencies and non-earning assets (excluding the impact of FAS 167) declined in the quarter. At the same time, reserve coverage increased.  We are originating new business at attractive margins and our funding costs have declined.  GE Capital losses seem to have peaked. Commercial real estate continues to be challenging, but the risks are understood and we expect them to be manageable. We have strengthened the GE Capital franchise and are on track for solid earnings growth.”

Excluding the impact of the Olympics, Industrial margins improved to 14.7%, up 30 bps from a year ago, reflecting good performances at Energy, Healthcare and Home & Business Solutions.  The company grew R&D investment by 16% in the first quarter and has a pipeline of new products and services.  Cash generated from Industrial operating activities totaled $2.6 billion in the quarter, on track for $13-$15 billion this year. At quarter-end, GE had $70 billion of consolidated cash.

“Our 2010 framework remains achievable with potential for upside,” Immelt said.  “We may evaluate additional restructuring that will improve our earnings power going forward.  We will have substantial cash available for allocation and we expect to grow earnings and dividends in 2011 and beyond.”

Positive items were offset by charges in the quarter.  After-tax transaction gains of $0.02 per share were offset by $0.02 per share in after-tax restructuring and other charges.

“We are leading a renewed GE,” Immelt said.  “GE has leadership positions in Infrastructure and Financial Services.  We are investing in new products, services and emerging markets. The company is positioned to deliver long-term shareowner value.”

First-Quarter 2010 Financial Highlights:

Earnings from continuing operations attributable to GE were $2.3 billion, down 18% from $2.9 billion in the first quarter of 2009. EPS from continuing operations was $0.21, down 19% from last year. Segment profit fell 16% compared with the first quarter of 2009, as 12% growth at Energy Infrastructure was more than offset by earnings declines of 41% at GE Capital, 18% at Technology Infrastructure and 49% at NBC Universal.

Including the effect of discontinued operations, first-quarter net earnings attributable to GE were $1.9 billion ($0.17 per share attributable to common shareowners) in 2010 compared with $2.8 billion ($0.26 per share attributable to common shareowners) in the first quarter of 2009.  During the first quarter, the company recorded incremental reserves related to the 2008 disposal of our GE Money Japan business, which is reflected in discontinued operations.

Revenues decreased 5% to $36.6 billion. GE Capital Services’ (GECS) revenues fell 9% versus the first quarter of last year to $13.2 billion. Industrial sales were $23.5 billion, down 2% from the first quarter of 2009.

Cash generated from Industrial operating activities in the first three months of 2010 totaled $2.6 billion, down 17% from $3.1 billion in the first quarter of last year.

The accompanying tables include information integral to assessing the company’s financial position, operating performance and cash flow.

GE will discuss preliminary first-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investors.  Related charts will be posted there prior to the Webcast.

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GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, health care

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solutions, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the severity and duration of current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; the impact of U.S. and foreign government programs to restore liquidity and stimulate national and global economies; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the soundness of other financial institutions with which GECC does business; the adequacy of our cash flow and earnings and other conditions which may affect our ability to maintain our quarterly dividend at the current level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, network television, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of proposed financial services regulation; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Anne Eisele, 203.373.3061 (office); 203.522.9045 (mobile)
anne.eisele@ge.com

Investor Contact:
Trevor Schauenberg, 203.373.2468 (office)
trevor.schauenberg@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE(a)			Financial Services (GECS)
Three months ended March 31	2010	2009	V %	2010	2009	V %	2010	2009	V %

Revenues
Sales of goods and services	$23,673	$24,127		$23,509	$24,022		$281	$273
Other income	350	428		376	479		–	–
GECS earnings from continuing operations	–	–		539	979		–	–
GECS revenues from services	12,582	13,883		–	–		12,890	14,184
Total revenues	36,605	38,438	(5)%	24,424	25,480	(4)%	13,171	14,457	(9)%

Costs and expenses
Cost of sales, operating and administrative
expenses	26,607	27,403		20,900	21,373		5,998	6,353
Interest and other financial charges	4,161	5,327		343	376		3,938	5,121
Investment contracts, insurance losses
and insurance annuity benefits	747	746		–	–		787	773
Provision for losses on financing
receivables	2,263	2,336		–	–		2,263	2,336
Total costs and expenses	33,778	35,812	(6)%	21,243	21,749	(2)%	12,986	14,583	(11)%

Earnings (loss) from continuing
operations before income taxes	2,827	2,626	8%	3,181	3,731	(15)%	185	(126)	F
Benefit (provision) for income taxes	(431)	309		(788)	(842)		357	1,151
Earnings from continuing operations	2,396	2,935	(18)%	2,393	2,889	(17)%	542	1,025	(47)%

Loss from discontinued operations,
net of taxes	(390)	(21)		(390)	(21)		(387)	(4)

Net earnings	2,006	2,914	(31)%	2,003	2,868	(30)%	155	1,021	(85)%

Less net earnings attributable to
noncontrolling interests	61	85		58	39		3	46
Net earnings attributable to the
Company	1,945	2,829	(31)%	1,945	2,829	(31)%	152	975	(84)%

Preferred stock dividends declared	(75)	(75)		(75)	(75)		–	–
Net earnings attributable to GE
common shareowners	$1,870	$2,754	(32)%	$1,870	$2,754	(32)%	$152	$975	(84)%

Amounts attributable to the Company:
Earnings from continuing operations	$2,335	$2,850	(18)%	$2,335	$2,850	(18)%	$539	$979	(45)%
Loss from discontinued operations,
net of taxes	(390)	(21)		(390)	(21)		(387)	(4)
Net earnings attributable to the
Company	$1,945	$2,829	(31)%	$1,945	$2,829	(31)%	$152	$975	(84)%

Per-share amounts – earnings from
continuing operations
Diluted earnings per share	$0.21	$0.26	(19)%
Basic earnings per share	$0.21	$0.26	(19)%

Per-share amounts – net earnings
Diluted earnings per share	$0.17	$0.26	(35)%
Basic earnings per share	$0.17	$0.26	(35)%

Total average equivalent shares
Diluted shares	10,687	10,564	1%
Basic shares	10,671	10,564	1%

Dividends declared per share	$0.10	$0.31	(68)%

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “Consolidated” columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months Ended March 31
(Dollars in millions)	2010	2009	V %

Revenues
Energy Infrastructure(a)	$8,655	$9,082	(5)
Technology Infrastructure(a)	8,659	9,523	(9)
NBC Universal	4,320	3,524	23
GE Capital(a)	12,331	13,775	(10)
Home & Business Solutions(a)	1,940	1,924	1
Total segment revenues	35,905	37,828	(5)
Corporate items and eliminations	700	610	15
Consolidated revenues from continuing operations	$36,605	$38,438	(5)

Segment profit(b)
Energy Infrastructure(a)	$1,481	$1,318	12
Technology Infrastructure(a)	1,403	1,702	(18)
NBC Universal	199	391	(49)
GE Capital(a)	607	1,029	(41)
Home & Business Solutions(a)	71	45	58
Total segment profit	3,761	4,485	(16)

Corporate items and eliminations	(295)	(417)	29
GE interest and other financial charges	(343)	(376)	9
GE provision for income taxes	(788)	(842)	6

Earnings from continuing operations attributable
to the Company	2,335	2,850	(18)

Loss from discontinued operations, net of taxes,
attributable to the Company	(390)	(21)	U

Consolidated net earnings attributable to the Company	$1,945	$2,829	(31)

(a)	Effective January 1, 2010, we reorganized our segments. We have reclassified prior-period amounts to conform to the current-period’s presentation.
(b)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations, earnings attributable to noncontrolling interests and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team.  Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Technology Infrastructure, NBC Universal and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months Ended March 31
(Dollars in millions)	2010	2009	V %

Energy Infrastructure
Revenues	$8,655	$9,082	(5)

Segment profit	$1,481	$1,318	12

Revenues
Energy	$7,205	$7,784	(7)
Oil & Gas	1,593	1,543	3

Segment profit
Energy	$1,339	$1,196	12
Oil & Gas	191	179	7

Technology Infrastructure
Revenues	$8,659	$9,523	(9)

Segment profit	$1,403	$1,702	(18)

Revenues
Aviation	$4,165	$4,817	(14)
Healthcare	3,733	3,545	5
Transportation	766	1,171	(35)

Segment profit
Aviation	$799	$1,080	(26)
Healthcare	497	411	21
Transportation	115	217	(47)

GE Capital
Revenues	$12,331	$13,775	(10)

Segment profit	$607	$1,029	(41)

Revenues
Commercial Lending and Leasing (CLL)(a)	$4,594	$5,680	(19)
Consumer(a)	4,964	4,712	5
Real Estate	944	975	(3)
Energy Financial Services	791	644	23
GE Capital Aviation Services (GECAS)(a)	1,239	1,103	12

Segment profit
CLL(a)	$232	$238	(3)
Consumer(a)	593	737	(20)
Real Estate	(403)	(173)	U
Energy Financial Services	153	75	F
GECAS(a)	317	261	21

(a)
During the first quarter of 2009, we transferred the Transportation Financial Services business from GECAS to CLL and the Consumer business in Italy from Consumer to CLL. Prior-period amounts were reclassified to conform to the current-period’s presentation.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE(a)		Financial Services (GECS)
Assets	3/31/10	12/31/09	3/31/10	12/31/09	3/31/10	12/31/09
Cash & marketable securities	$111.2	$124.2	$10.3	$8.7	$101.6	$116.3
Receivables	15.5	16.5	9.4	9.8	–	–
Inventories	11.8	12.0	11.7	11.9	0.1	0.1
Financing receivables – net	349.2	329.2	–	–	356.2	336.9
Property, plant & equipment – net	68.0	69.2	12.1	12.5	55.9	56.7
Investment in GECS	–	–	68.5	70.8	–	–
Goodwill & intangible assets	76.5	77.5	44.7	45.1	31.7	32.4
Other assets	110.4	117.6	17.4	17.0	98.7	106.2
Assets of businesses held for sale	33.7	34.1	32.8	34.0	0.9	0.1
Assets of discontinued operations	1.1	1.5	0.1	0.1	1.0	1.5

Total assets	$777.4	$781.8	$207.0	$209.9	$646.1	$650.2

Liabilities and equity
Borrowings and bank deposits	$516.6	$510.2	$12.3	$12.2	$506.6	$500.3
Investment contracts, insurance liabilities
and insurance annuity benefits	31.5	31.6	–	–	32.0	32.0
Other liabilities	98.7	107.5	67.3	68.4	35.7	43.9
Liabilities of businesses held for sale	6.4	6.1	6.4	6.0	–	0.1
Liabilities of discontinued operations	1.2	1.3	0.2	0.2	1.1	1.1
GE shareowners’ equity	115.2	117.3	115.2	117.3	68.5	70.8
Noncontrolling interests	7.8	7.8	5.6	5.8	2.2	2.0

Total liabilities and equity	$777.4	$781.8	$207.0	$209.9	$646.1	$650.2

(a)	Refers to the Industrial businesses of the Company including GECS on an equity basis.
March 31, 2010, information is unaudited.  Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See Note 1 to the 2009 consolidated financial statements at www.ge.com/ar2009 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to cash generated from GE Industrial operating activities (Industrial CFOA) for the three months ended March 31, 2010, compared with the three months ended March 31, 2009, and Industrial operating profit percentage, excluding the effects of the Olympics for the three months ended March 31, 2010. The reconciliations of these measures to the most comparable GAAP measures follows.

(Dollars in millions)	Three months ended March 31
Growth in Industrial CFOA	2010	2009	V	%

Cash from GE's operating activities as reported	$2,551	$3,075
Less dividends from GECS	–	–
Cash from GE's operating activities excluding dividends
from GECS (Industrial CFOA)	$2,551	$3,075	(17)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECS. This includes the effects of intercompany transactions, including GE customer receivables sold to GECS; GECS services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECS; information technology (IT) and other services sold to GECS by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECS from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECS dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the Financial Services (GECS) cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

	Three months ended March 31, 2010
(Dollars in millions)	Revenues	Operating Profit	Operating Profit %
Industrial Operating Profit Percentage, Excluding Olympics

Energy Infrastructure	$8,655	$1,481
Technology Infrastructure	8,659	1,403
NBC Universal	4,320	199
Home & Business Solutions	1,940	71
Industrial segments	$23,574	$3,154	13.4%
Less the effects of the 2010 Olympic broadcasts	782	(194)
Industrial segments, excluding the effects of the
2010 Olympics broadcasts	$22,792	$3,348	14.7%

We have provided the operating profit percentage of our Industrial segments, excluding the effects of the 2010 Olympic broadcasts. We believe that this is a useful measure for investors because inclusion of the effects of the 2010 Olympic broadcasts would over-shadow trends in the ongoing operating profit percentage.

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